UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2015

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On April 21, 2015, Halcón Resources Corporation (the “Company”) issued a press release disclosing certain preliminary information relating to the first quarter of 2015.

A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Item 8.01      Other Events.

On April 21, 2015, the Company issued a press release announcing that it intends to commence a private offering to eligible purchasers of approximately $500 million aggregate principal amount of senior secured notes due 2020 (the “Notes”). The Company intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under the Company’s revolving credit facility, which has been and will continue to be, drawn upon to partially fund the Company’s capital expenditure program, and other general corporate purposes.

The Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Company separately disclosed that it expects to report production for the three months ended March 31, 2015 of 42,500 - 43,500 barrels of oil equivalent per day (Boe/d). First quarter production is estimated to be ~81% oil, ~8% NGLs and ~11% natural gas, and estimates that it will record a non-cash pre-tax full cost ceiling impairment charge of $450 - $650 million in the first quarter of 2015. Further, Halcón expects the following modifications to be made to its senior secured revolving credit facility, subject to the satisfaction of certain terms and conditions:

•                  Removal of the interest coverage ratio covenant with the institution of a total secured leverage ratio covenant of 2.75x

•                  Reduction of the borrowing base to $900 million from $1.05 billion

The Company is also seeking to extend the maturity of its senior secured revolving credit facility to August 1, 2019; however, there is no assurance that the extension will be available to on acceptable terms.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by the Company on April 21, 2015 announcing notes offering.
99.2	Press release issued by the Company on April 21, 2015 announcing preliminary first quarter 2015 information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

April 21, 2015	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Halcón Resources Corporation announcing notes offering dated April 21, 2015.
99.2	Press release issued by the Company on April 21, 2015 announcing preliminary first quarter 2015 information.